Exhibit 10.1

Ekso Bionics Holdings, Inc.

101 Glacier Point, Suite A

San Rafael, CA

(510) 984-1761

March 17, 2025

[Name of Holder]

Re: Inducement Agreement to Exercise Warrants

Dear Holder:

Pursuant to this letter agreement (this “Agreement”), Ekso Bionics Holdings, Inc. (the “Company”) is pleased to offer to you the opportunity to exercise all of the Series A common stock purchase warrant (“Series A Warrant”) and Series B common stock (“Series B Warrant” and, together with the Series A Warrant, the “Existing Warrants”) purchase warrant previously issued to you on September 3, 2024, each exercisable for shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $0.4239 per share of Common Stock (the “Adjusted Exercise Price”) on or before 9:00 a.m. Eastern Time on March 17, 2025 (the “Inducement Period”). By accepting this offer, you are (i) required to purchase all of the shares of Common Stock issuable upon exercise of the Existing Warrants (the “Existing Warrant Shares”) at the Adjusted Exercise Price for an aggregate exercise price of $4,154,220 (the “Existing Warrants Exercise”) and (ii) deemed to have submitted a Notice of Exercise (as defined in the Existing Warrants) on the date hereof to effect the Existing Warrants Exercise. The Existing Warrant Shares were registered pursuant to the Company’s effective registration statement on Form S-1 (File No. 333-281081) (the “Registration Statement”) to cover the issuance and/or resale of the Existing Warrant Shares, as applicable prior to the issuance of the Existing Warrant Shares to the Holder. The Registration Statement is currently effective and, upon exercise of the Existing Warrants pursuant to this letter agreement, will be effective for the resale or issuance, as the case may be, of the Warrant Shares.

In consideration for exercising all of the Existing Warrants held by you, the Company hereby offers to issue you or your designee one or more new common stock purchase warrants (the “New Warrants”) pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), contained in Section 4(a)(2) thereof, to purchase up to 10,500,000 shares of Common Stock (the “New Warrant Shares”), which such New Warrants will be in the form attached as Exhibit A to this Agreement, dated as of the date hereof, by and between the Company and you. Capitalized terms not otherwise defined herein shall have the meanings set forth in the New Warrants (as defined hereinafter).

Notwithstanding anything herein to the contrary, in the event that any exercise of the Existing Warrants would otherwise cause the Holder to exceed a beneficial ownership limitation equal to 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon such exercise, the Company shall only issue such number of Existing Warrant Shares to the Holder that would not cause the Holder to exceed the maximum number of Existing Warrant Shares permitted thereunder, as directed by the Holder, with the balance to be held in abeyance until notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations, which abeyance shall be evidenced through this Agreement. The portion of the Existing Warrants so exercised shall be deemed prepaid thereafter, and exercised pursuant to a Notice of Exercise in the Existing Warrants (provided no additional exercise price shall be payable). Any Existing Warrant Shares held in abeyance in connection with the deemed exercise of Series A Warrants pursuant to this Agreement shall not be recourse against the Company, and amounts prepaid by you in respect thereof shall not be refundable to you, and you agree that any Existing Warrant Shares held in abeyance pursuant to this paragraph will be released from abeyance first in respect of the Series B Warrants and then the Series A Warrants. For avoidance of doubt, any Existing Warrant Shares held in abeyance in connection with the deemed exercise of Series B Warrants pursuant to this Agreement shall not expire until those abeyance shares are exercised in full.

Your signature page hereto must indicate the maximum number of Existing Warrant Shares that you may exercise pursuant to this Agreement. Delivery of such Notices of Exercise shall be made in accordance with the Existing Warrants.

This Agreement is expressly subject to this paragraph. The Company agrees to the representations, warranties and covenants set forth on Annex A attached hereto. You represent and warrant that (i) you are an “accredited investor” as defined in Rule 501 of the Securities Act; (ii) you, either or alone or together with your representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the securities offered herby, and have so evaluated the merits and risks of such investment; (iii) you are able to bear the economic risk of an investment in such securities and, at the present time, are able to afford a complete loss of such investment; and (iv) you have had the opportunity to review the transaction documents related to this investment and the Company’s filings with the U.S. Securities and Exchange Commission (the “Commission”) and understand the Company has substantial doubt regarding its ability to continue as a going concern, and have been afforded the following: the opportunity to ask such questions as you have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms, conditions and risks of or associated with the offering of the securities and the merits and risks of investing in the securities; risks associated with the Company’s listing; access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable you to evaluate your investment, and the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

You understand that none of the New Warrants will be registered under the Securities Act upon issuance and that the Company will undertake to register the resale of the New Warrant Shares under the Securities Act, pursuant to the terms of this Agreement. In furtherance thereof, each New Warrant and each certificate evidencing New Warrant Shares shall bear a legend substantially similar to the following:

“NEITHER THIS SECURITY NOR THE SECURITIES FOR WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.”

Upon request of the Holder, certificates evidencing New Warrant Shares shall not contain any legend (including the legend set forth above), (i) if such New Warrant Shares are resold pursuant to a registration statement that is then effective under the Securities Act; (ii) following any sale of such New Warrant Shares pursuant to Rule 144 under the Securities Act; (iii) if such New Warrant Shares are eligible for sale under Rule 144 (assuming cashless exercise of the New Warrants), without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares and without volume or manner-of-sale restrictions; (iv) if such New Warrant Shares may be sold under Rule 144 (assuming cashless exercise of the New Warrants) and the Company is then in compliance with the current public information requirement under Rule 144 as to such New Warrant Shares; or (v) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission and the earliest of clauses (i) through (v), the “Delegend Date”)); provided, in each case, that the Holder deliver any reasonably requested documentation prior thereto or in connection therewith. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent promptly after the Delegend Date if required by the Company and/or the Transfer Agent to effect the removal of the legend hereunder. The Company agrees that following the Delegend Date or at such time as such legend is no longer required under this paragraph, it will, no later than two (2) Trading Days following the delivery by you to the Company or the Transfer Agent of a certificate representing the New Warrant Shares issued with a restrictive legend (such second (2nd) Trading Day, the “Legend Removal Date”), deliver or cause to be delivered to you a certificate representing such New Warrant Shares that is free from all restrictive and other legends or, at your request shall credit the account of your prime broker with the Depository Trust Company System as directed by you.

If this offer is accepted and this Agreement is executed, then on or before 8:00 a.m. Eastern Time on the date hereof, the Company will file a Current Report on Form 8-K with the Commission disclosing all material terms of the transactions contemplated hereunder, including filing this Agreement as an exhibit thereto with the Commission. From and after the filing of such Current Report on Form 8-K, the Company represents to you that it shall have publicly disclosed all material, non-public information delivered to you by the Company, or any of its officers, directors or employees in connection with the transactions contemplated hereunder. In addition, effective upon the filing of such Current Report on Form 8-K, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees or Affiliates on the one hand, and you and your Affiliates on the other hand, shall terminate.

The Company represents, warrants and covenants that, upon execution of this Agreement, any Existing Warrant Shares shall be issued free of any legends or restrictions on resale by you, and any Existing Warrant Shares for which you purchase pursuant to this Agreement shall be delivered electronically through the Depository Trust Company, subject to the terms of the Existing Warrants and the terms of this Agreement, on or before the next Trading Day after Company receives the payment of the aggregate Exercise Price for the Existing Warrant Shares (a “Payment Date”). The terms of the Existing Warrants, including but not limited to the obligations to deliver the Existing Warrant Shares, shall otherwise remain in effect as if the acceptance of this offer were a formal Notice of Exercise (including but not limited to any liquidated damages and compensation in the event of late delivery of the Existing Warrant Shares). Any New Warrant will be delivered on or before the Trading Day after the applicable Payment Date.

As soon as reasonably practicable, but in any event no later than 30 calendar days following the Stockholder Approval Date, the Company shall file a registration statement on Form S-3 (or Form S-1 or other appropriate form if the Company is not then S-3 eligible) (the “Resale Registration Statement”) providing for the resale by you of the New Warrant Shares issued and issuable upon exercise of any New Warrant. The Company shall use commercially reasonable efforts to cause such registration to become effective as soon as practicable and to keep such registration statement effective at all times until no such holder owns any such warrants or shares of Common Stock issuable upon exercise thereof. You will be required to complete, sign and return an investor questionnaire to the Company in connection with any such registration statement.

No later than the first (1st) Trading Day following the date hereof, the closing (“Closing”) shall occur electronically in accordance with procedures mutually agreeable to the parties. Unless otherwise directed by the Company, settlement of the Existing Warrant Shares shall occur electronically through the Depository Trust Company. The date of the Closing of the exercise of the Existing Warrants shall be referred to as the “Closing Date”.

***************

[Signature Page to Warrant Inducement Agreement]

Sincerely yours,

EKSO BIONICS HOLDINGS, INC.

By:
	Name:	Jerome Wong
	Title:	Chief Executive Officer

[Holder Signature Page Follows]

Accepted and Agreed to:

Name of Holder:
Signature of Authorized Signatory of Holder:
Name of Authorized Signatory:
Title of Authorized Signatory:
Number of Holder’s Existing Warrant Shares:
Number of Existing Warrant Shares Pursuant to the Existing Warrants Exercise:
Amount of Aggregate Exercise Price Pursuant to the Minimum Purchase:
Beneficial Ownership Blocker Under the New Warrants:	☐ 4.99% or ☐ 9.99%

DTC Instructions:

[Holder Signature Page to Warrant Inducement Agreement]

Annex A

Representations, Warranties and Covenants of the Company. The Company hereby makes the following representations and warranties to you:

(a) SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except as otherwise noted or corrected in a subsequent SEC Report.

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than the Stockholder Approval (as defined in the New Warrants). This Agreement has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not: (i) conflict with or violate any provision of the Company’s certificate or articles of incorporation, as amended, bylaws or other organizational or charter documents; or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any liens, claims, security interests, other encumbrances or defects upon any of the properties or assets of the Company in connection with, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any material agreement, credit facility, debt or other material instrument (evidencing Company debt or otherwise) or other material understanding to which such Company is a party or by which any property or asset of the Company is bound or affected; or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company is bound or affected, except, in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect upon the business, properties, operations, condition (financial or otherwise) or results of operations of the Company, taken as a whole, or in its ability to perform its obligations under this Agreement.

(d) Issuance of the New Warrants Shares. The issuance of the New Warrants is duly authorized and the New Warrant Shares, when issued in accordance with the terms of the New Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens imposed by the Company. The Company has reserved, or within one (1) Business Day of the Closing will have reserved, from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full, subject to an increase in authorized shares of Common Stock, if any.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement, other than: (i) the filings required pursuant to this Agreement, (ii) application(s) or notice to each applicable Trading Market for the listing of the New Warrant Shares for trading thereon in the time and manner required thereby, (iii) if applicable, any filings as may be required to be made to the Commission or under applicable state securities laws, and (iv) Stockholder Approval.

(f) Subsequent Equity Sales. From the date hereof until seventy-five (75) days after the Closing Date, neither the Company nor any of its Subsidiaries shall (A) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock Equivalents or (B) file any registration statement or any amendment or supplement to any existing registration statement other than (1) the Resale Registration Statement referred to herein, (2) prospectus supplements to the Registration Statement to reflect the transactions contemplated hereby, or (3) a registration statement on Form S-8 in connection with any employee benefit plan. Notwithstanding the foregoing, this Section (g) shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) the shares of Common Stock issuable upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, and (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require the filing of any registration statement in connection therewith during the prohibition period set forth in this Section (f), and provided, further, that any such issuance shall only be to a Person (or to the equityholders of a Person) that is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

From the date hereof until 180 days after the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price regardless of whether shares pursuant to such agreement have actually been issued and regardless of whether such agreement is subsequently canceled. Notwithstanding the foregoing, the Company may enter into or effect sales pursuant to an “at-the-market” facility following 75 days after the Closing Date. You shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(g) Form D; Blue Sky Filings. If required, the Company agrees to timely file a Form D with respect to the New Warrants and New Warrant Shares as required under Regulation D and to provide a copy thereof, promptly upon request of any Holder. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the New Warrants and New Warrant Shares for, sale to the Holder at the closing of the transactions contemplated hereby under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of any Holder.

(h) Capital Changes. From the date hereof until May 26, 2025, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without your prior written consent.